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                                                                     Exhibit 4.1


                             AUCTIONROVER.COM, INC.
                              1999 STOCK AWARD PLAN


                                    ARTICLE I

                           Purpose; Term; Definitions

         1.1 Purpose. The AuctionRover.com, Inc. 1999 Stock Award Plan (the "Plan") is intended to secure for AuctionRover.com, Inc. (the "Company") and its shareholders the benefits of the incentive inherent in stock ownership by the employees, directors, officers, consultants and advisers of the Company and its Affiliates who are largely responsible for the Company's and its Affiliates future growth and continued financial success; and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success. It is intended that: (1) the Incentive Stock Options issued pursuant to the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; (2) the Plan allow for issuance of Non-Statutory Stock Options when the Committee deems appropriate; (3) offers and sales of Common Stock pursuant to the Plan shall satisfy the requirements of Rule 701 under the Securities Act; and (4) in the event that the Company becomes a Reporting Company, the Plan shall satisfy the requirements of Rule 16b-3 under the Exchange Act.

         1.2 Effective Date of the Plan. This Plan has been approved by the Board of Directors and the shareholders of the Company and the effective date of the Plan is June 10, 1999.

         1.3 Term. No awards shall be made under the Plan after ten (10) years from the Effective Date; provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

         1.4 Definitions. Throughout this Plan, the following terms shall have the meanings respectively indicated:

         (a) "Affiliate" shall mean any parent corporation or subsidiary, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (b) "Benefits" shall mean any one or more of the following awards that may be offered by the Committee to Participants under this Plan:

                  (i)   Incentive Stock Options,

                  (ii)  Non-Statutory Stock Options, or

                  (iii) Restricted Stock.

         (c) "Board" shall mean the Board of Directors for the Company, as elected by the shareholders of the Company.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor revenue laws of the United States.

         (e) "Committee" shall mean the committee of Directors appointed by the Board to administer this Plan.



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         (f) "Common Stock" shall mean the Company's no par value common stock.

         (g) "Company" shall mean AuctionRover.com, Inc., a North Carolina corporation.

         (h) "Consultant" shall mean any consultant or advisor engaged by the Company or an Affiliate to provide advice or assistance in a field in which the consultant or advisor has specialized knowledge or experience; the term shall not include Directors unless such person comes within the above definition outside his or her capacity as a director.

         (i) "Director" shall mean any person elected and currently serving as a member of the Board or of the board of directors of any Affiliate.

         (j) "Disinterested Person" shall mean a Director who either (i) was not during the one year prior to service as an "administrator" of the Plan granted or awarded any Benefits pursuant to the Plan or any equity securities pursuant to any other plan of the Company or any of its Affiliates entitling the participants therein to acquire equity securities of the Company or any of its Affiliates except as permitted by Rule 16b-3(c)(2)(i) of the Exchange Act; or
(ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i) of the Exchange Act.

         (k) "Effective Date" shall have the meaning assigned in Paragraph
1.2.

         (l) "Employee" shall mean an employee, as defined in Section
3401(c) of the Code, of the Company or of an Affiliate, including Officers and Directors; provided however that neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute the Director an Employee.

         (m) "Escrow Period" shall mean the date beginning with the initial issuance of Restricted Stock and continuing until such time as the applicable document indicates the Restricted Stock may be released from escrow.

         (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (o) "Fair Market Value" shall mean: (i) if the Common Stock is not listed on a national securities exchange or traded in the NASDAQ National Market System or the over-the-counter market, the fair value thereof determined in good faith by the Committee without taking into account any restrictions on the shares other than restrictions which, by their terms, will never lapse; or (ii) if the Common Stock is traded in the over-the-counter market and is not listed on a national securities exchange or traded on the NASDAQ National Market System, the average of the closing bid and asked prices for the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System; or (iii) if the Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market System, the closing price of the Common Stock.

         (p) "Incentive Stock Option" shall mean an option to acquire
Common Stock that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         (q) "Incentive Stock Option Agreement" shall mean a written agreement between the Company and an Employee pursuant to which an Incentive Stock Option is issued to the Employee pursuant to this Plan.

         (r) "Initial Public Offering" shall mean the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment or best efforts underwriting pursuant to a registration statement under the Securities Act, in which the net proceeds to the Company are not less than $10,000,000.



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         (s) "Non-Employee Director" shall mean a director who: (i) is not currently an officer of, or is not otherwise currently employed by, the Company or an Affiliate of the Company, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate of the Company, for services rendered as a consultant or in any capacity other than as a director, except in an amount permitted by Rule 16b-3 under the Exchange Act, and (iii) who otherwise meets the definition of a "Non-Employee Director" under Rule 16b-3.

         (t) "Non-Statutory Stock Option" shall mean an option to acquire Common Stock that is not intended to be an Incentive Stock Option or does not qualify as an Incentive Stock Option.

         (u) "Non-Statutory Stock Option Agreement" shall mean a written agreement between the Company and a Participant pursuant to which a Non-Statutory Stock Option is issued to the Participant pursuant to this Plan.

         (v) "Officer" shall mean a person who is an officer of the Company or its Affiliate within the meaning of Section 16 of the Exchange Act.

         (w) "Option" shall mean a Non-Statutory Stock Option or an Incentive Stock Option, as the context may require, granted pursuant to this Plan.

         (x) "Optionee" shall mean the holder of a Non-Statutory Stock Option or an Incentive Stock Option, as the context may require.

         (y) "Participant" shall mean an Employee, Director, Officer or Consultant selected by the Committee pursuant to Article III of this Plan to receive Benefits.

         (z) "Plan" shall mean the AuctionRover.com, Inc. 1999 Stock Award Plan, as it may be amended from time to time.

         (aa) "Reporting Company" shall mean a company that has a class of equity securities registered under the Securities Exchange Act of 1934.

         (bb) "Restricted Stock" shall mean Common Stock granted under
Article VI of this Plan or pursuant to the exercise of an Option, and subject to such restrictions as the Committee may determine as evidenced in a Restricted Stock Agreement.

         (cc) "Restricted Stock Agreement" shall mean a written agreement between the Company and a Participant pursuant to which Restricted Stock is issued to the Participant under this Plan, including, without limitation, Restricted Stock issued upon exercise of an Option.

         (dd) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.


                                   ARTICLE II

                                 Administration

         2.1 Administration of Plan. The Plan shall be administered by the Committee, which shall be appointed by the Board in accordance with Paragraph
2.2. In the event the Board should fail to appoint a Committee, the Board shall administer the Plan as if it were the Committee.



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         2.2 Committee Composition. The Committee shall consist of not less than two (2) nor more than five (5) Directors. Once designated, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee, appoint additional members, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies however caused, and remove all members of the Committee.

         2.3 Operation of Committee. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of the Plan, to the provisions of the Company's bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such time and places as it may determine. The interpretation and construction by the Committee of any provisions of the Plan or of any Benefit granted under it shall be final, unless otherwise determined by the Board.

         2.4 Committee Authority. Subject to the provisions of the Plan and any conditions and limitations prescribed by the Board consistent with the Plan, the Committee shall have the authority, in its sole discretion, to:

         (a) designate the Participants eligible to participate in the Plan;

         (b) grant awards provided in the Plan in such form and amount as the Committee may determine, including without limitation whether each grant shall be for Incentive Stock Options, Non-Statutory Stock Options or Restricted Stock;

         (c) impose such limitations, restrictions and conditions upon such awards as the Committee shall deem appropriate;

         (d) construe and interpret the Plan and Benefits granted under it, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

         2.5 Good Faith Determinations. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award under the Plan.

         2.6 Administration of Plan by a Reporting Company. At any time that the Company becomes a Reporting Company, the administration of the Plan shall be changed as follows: The Committee shall consist of not less than two
(2) persons, each of whom shall be a Director who either: (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" under
Section 162(m) of the Code and a Non-Employee Director.


                                   ARTICLE III

           Eligibility; Types of Benefits; Shares Subject to the Plan



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         3.1 Criteria. The Committee shall from time to time determine and designate the Participants to receive Benefits under the Plan and the number of Incentive Stock Options, Non-Statutory Stock Options, or shares of Restricted Stock to be awarded to such persons; provided, however, that only Employees may be designated to receive Incentive Stock Options; and provided further, however, that no Benefits may be received by a Consultant under this Plan for services rendered in connection with the offer and sale of securities in a capital-raising transaction. In making any such awards, the Committee may take into account the nature of services rendered, commissions or other compensation earned, the capacity of the Employee, Consultant, Officer or Director to contribute to the success of the Company or any of its Affiliates, and such other factors as the Committee may consider relevant.

         3.2 Types of Benefits. Benefits available under the Plan may be awarded singularly or in any combination provided, however, that Incentive Stock Options may not be awarded in tandem with Non-Statutory Stock Options where the exercise of one affects the right to exercise the other.

         3.3 Shares Subject to the Plan. Stock that may be issued under the Plan shall be authorized and unissued Common Stock. The maximum total number of shares of Common Stock which may be issued under the Plan shall be two million one hundred thousand (2,100,000) shares. For purposes of calculating the maximum number of shares of Common Stock that may be issued under the Plan:

         (a) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise;

         (b) When cash is used by the Participant as full payment for shares issued upon exercise of a Non-Statutory Stock Option or an Incentive Stock Option or as payment for the purchase of Restricted Shares, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted;

         (c) When shares of stock, including, without limitation, Common
Stock issued pursuant to the Plan, are used by the Participant as full or partial payment for shares issued upon exercise of a Non-Statutory Stock Option or an Incentive Stock Option or as payment for the purchase of Restricted Shares, all the shares issued (including shares, if any, withheld for tax withholding requirements, and the shares used in the purchase) shall be counted;

         (d) Any shares of Common Stock subject to a Non-Statutory Stock
Option or an Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan; and

         (e) If any change is made to the Common Stock subject to the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidatory dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise, the maximum number of shares subject to the Plan shall be appropriately adjusted.

         3.4 Ten Percent Shareholders. No Employee shall be eligible to receive an Incentive Stock Option if such Employee owns, or is deemed to beneficially own under Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, unless (i) the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock as the time the Option is granted; and (ii) the Option is not exercisable after the expiration of five (5) years (or such shorter period as the Committee may determine).

         3.5 Rule 701 Limitation.

         (a) It is intended that this Plan shall comply with Rule 701 of the Securities Act. Therefore, the aggregate exercise price of stock options granted by the Company plus the aggregate offering price of securities of



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the Company sold during any consecutive twelve (12) month period in reliance on
Rule 701 shall not exceed the greater of one million dollars ($1,000,000) or the amount determined under clause (i) or (ii) below.

                  (i) The aggregate exercise price of stock options granted by the Company plus the aggregate offering price of securities of the Company sold during any consecutive twelve (12) month period in reliance on Rule 701 shall not exceed fifteen percent (15%) of the total assets of the Company measured at the Company's most recent balance sheet date (if no older than its last fiscal year end); or

                  (ii) The aggregate number of shares of Common Stock for which stock options granted by the Company plus the aggregate number of shares of Common Stock of the Company sold during any consecutive twelve (12) month period in reliance on Rule 701 shall not exceed fifteen percent (15%) of the number of outstanding shares of Common Stock, measured at the Company's most recent balance sheet date (if no older than its last fiscal year end). The outstanding shares of Common Stock shall include securities of that class issuable pursuant to the exercise of outstanding options, warrants, rights or conversion of convertible securities, unless such options, warrants, rights or convertible securities were issued under Rule 701. If the securities offered or sold under Rule 701 are convertible securities, the number of securities subject to outstanding offers and sold under this clause shall be deemed to be shares of the securities into which such securities may be converted. The Committee shall ensure compliance with the restrictions set forth in Rule 701, as shall be in effect from time to time. In furtherance of this objective, the Committee shall maintain a record of shares subject to outstanding stock options of the Company and the exercise price of such options, plus a record of all shares of Common Stock issued upon the exercise of such options and the exercise price of such options. If the Company offers securities under any other compensatory benefit plan or written contract relating to compensation under Rule 701, the Board shall take such steps as are required to ensure that the shares offered and sold under this Plan and such other securities do not exceed the limitations of Rule 701.

         (b) If the amount of the aggregate exercise price of stock options granted by the Company plus the aggregate offering price of securities of the Company sold during any consecutive twelve (12) month period exceeds five million dollars ($5,000,000), then the Company shall deliver to any recipient of any Incentive Stock Option, Non-Statutory Stock Option or other award under this Plan the information required by Rule 701(e).

                                   ARTICLE IV

                             Incentive Stock Options

         Incentive Stock Options granted pursuant to this Article are intended to constitute "incentive stock options" under Section 422 of the Code. No Employee may be granted Incentive Stock Options under this Plan if the aggregate Fair Market Value (determined as of the date the Option is granted and taking into account such Option) of stock of the Company and its Affiliates with respect to which incentive stock options (as defined in Section 422 of the Code) are exercisable for the first time by such Employee during any calendar year, under this and all other plans of the Company and its Affiliates, would exceed one hundred thousand dollars ($100,000).

         The Incentive Stock Option Agreements shall contain terms and provisions determined by the Committee and consistent with this Plan. The Committee from time to time may grant Incentive Stock Options to Employees under this Plan, which grants shall be evidenced by Incentive Stock Option Agreements.

         4.1 Mandatory Provisions. The Incentive Stock Option Agreements may be need not be identical, but each such Incentive Stock Option Agreement shall include, by appropriate language, the substance of all the following terms and provisions:

         (a) That the Option granted thereunder is an Incentive Stock
Option.




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         (b) The number of shares to which it pertains.

         (c) A minimum number of the shares that may be purchased upon each partial exercise of an Option.

         (d) The option exercise price, which price shall be set by the Committee and shall be equal to one hundred percent (100%) of the Fair Market Value of the Common Stock at the time the Option is granted; provided, however, that for an Employee who is a ten percent (10%) shareholder, as determined in Paragraph 3.4, the option price for the Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the time the Option is granted.

         (e) The date the Option is granted, which shall be the date selected by the Committee as of which the Committee allots a specific number of shares of Common Stock to an Employee pursuant to the Plan.

         (f) The time after which the Option expires, provided that the Option shall not be exercisable after the expiration of ten (10) years from the date it is granted and that with respect to an employee who is a ten percent (10%) shareholder, as determined in Paragraph 3.4, the Option shall not be exercisable after the expiration of five (5) years from the date it is granted.

         (g) That the Option terminates upon termination of employment of the Employee with either the Company or an Affiliate, except as such period may be extended under the optional provisions in Paragraph 4.2.

         (h) That the Option is exercisable during the Optionee's lifetime only by the Optionee, and that the Option shall not be assignable or transferable by the Optionee except by will or distribution through intestate succession.

         (i) That neither the Optionee, nor any person to whom an Option is permitted to be transferred, shall be deemed to be the holder of, or have any rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option, pursuant to its terms, and then only after shares have been issued to the Optionee.

         (j) The time and medium of payment with respect to exercise of the Option, provided that if payment is permitted to be made by Common Stock, the stock shall be valued at its Fair Market Value as of the date the Option is exercised.

         (k) Unless modified by the optional provisions in Paragraph 4.2, that to the extent the Employee (or other person exercising such Option) recognizes income as a result of the exercise of the Option, the subsequent sale of the Common Stock issued pursuant to exercise of the Option, or a lapse in the restrictions on the Restricted Stock issued upon exercise of the Option, then the Employee shall pay the Company or its applicable Affiliate an amount equal to the federal, state and local withholding taxes on income so recognized at the time required by law.

         (l) The treatment of the Options upon merger, reorganization, recapitalization, exchange of shares, change in corporate structure, liquidation, stock dividend and similar events.

         (m) If the Company is a Reporting Company, a term providing that any Common Stock acquired upon exercise of the Option shall not be sold or otherwise transferred before the expiration of six (6) months from the date such Option is granted.

         4.2 Optional Provisions. Incentive Stock Option Agreements may contain such other provisions not inconsistent with the Plan and Section 422 of the Code as the Committee, in its discretion, deems advisable. Without limiting the foregoing, the Committee may consider inclusion of the following terms:



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         (a) That upon termination of Employee's employment with the
Company or its Affiliates other than as a result of death or disability, the Option may be exercised for an additional period of time specified by the Committee but not exceeding ninety (90) days.

         (b) That upon termination of Employee's employment with the Company or its Affiliates as a result of death, the Option may be exercised for an additional period of time specified by the Committee but not exceeding one
(1) year.

         (c) That upon termination of Employee's employment with the Company or its Affiliates as a result of disability (within the meaning of Section 22(e)(3) of the Code and as defined in the Incentive Stock Option Agreement), the Option may be exercised for an additional period of time specified by the Committee but not exceeding one (1) year.

         (d) That the Optionee be prohibited from transferring any share of stock issued upon exercise of an Option within two (2) years from the date of the granting of the Option or within one (1) year after the transfer of such share to the Optionee.

         (e) That the total number of shares of stock subject to an Option shall be allotted in periodic installments (which may, but need not, be equal) and that from time to time during each of such installment periods, the Option shall become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allocated to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.

         (f) The circumstances under which all or any portion of any Option granted and not yet vested may or shall have the vesting schedule accelerated or terminated.

         (g) The circumstances under which all or any portion of any Option previously granted and unexercised may or shall be terminated.

         (h) That the shares to be received upon exercise shall be Restricted Stock and that no exercise of an Option shall be effective until a Restricted Stock Agreement has been executed with respect to such shares.

         (i) That in the event an Employee accepting a grant of Options under this Plan incurs federal, state or local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Common Stock issued upon exercise of the Option, the subsequent sale of the Common Stock issued pursuant to exercise of the Option, or a lapse in the restrictions on the Restricted Stock issued upon exercise of the Option, then at the time as may be required by law, the Company or its applicable Affiliate may provide for payment of the taxes on behalf of the Employee (or other person exercising such Option) pursuant to one or any combination of the following: (i) by an advance on behalf of Employee by the Company or such Affiliate pursuant to a repayment schedule satisfactory to the Company or such Affiliate; or (ii) by withholding from the Employee's salary, commissions or other compensation; or (iii) by payment in whole or in part by the Company or such Affiliate.

         4.3 Prohibited Provision. No Incentive Stock Option Agreement shall impose an obligation upon the Optionee to exercise an Option.




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                                    ARTICLE V

                           Non-Statutory Stock Options

         Non-Statutory Stock Options granted pursuant to this Article are not intended to constitute "incentive stock options" under Section 422 of the Code. The Non-Statutory Stock Option Agreement shall contain terms and provisions determined by the Committee and consistent with this Plan. The Committee from time to time may grant Non-Statutory Stock Options to Participants under this Plan, which grants shall be evidenced by Non-Statutory Stock Option Agreements.

         5.1 Mandatory Provisions. The Non-Statutory Stock Option
Agreements need not be identical, but each such Non-Statutory Stock Option Agreement, by appropriate language, shall include the substance of all the following terms:

         (a) The number of shares to which it pertains.

         (b) A minimum number of the shares that may be purchased upon each partial exercise of an Option.

         (c) The option exercise price, which price shall be set by the Committee.

         (d) The date the Option is granted, which shall be the date selected by the Committee as of which date the Committee allots a specific number of shares of Common Stock to a Participant pursuant to the Plan.

         (e) The time after which the Option expires.

         (f) Whether and upon what terms the Option is transferable.

         (g) That neither an Optionee, nor any person to whom an Option is permitted to be transferred, shall be deemed to be the holder of, or have any rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option, pursuant to its terms, and then only after shares have been issued to the Optionee.

         (h) The time and medium of payment with respect to exercise of the Option, provided that if payment is permitted to be made by Common Stock, the stock shall be valued at its Fair Market Value as of the date the Option is exercised.

         (i) Unless modified by the optional provisions in Paragraph 5.2, that to the extent the Participant (or other person exercising such Option) recognizes income as a result of the exercise of the Option, the subsequent sale of the Common Stock issued pursuant to exercise of the Option, or a lapse in the restrictions on the Restricted Stock issued upon exercise of the Option, then the Participant shall pay the Company or its applicable Affiliate an amount equal to the federal, state and local withholding taxes on income so recognized at the time required by law.

         (j) Terms indicating treatment of the Options upon merger, reorganization, recapitalization, exchange of shares, change in corporate structure, liquidation, stock dividend and similar events.

         (k) If the Company is a Reporting Company, a term providing that any Common Stock acquired upon exercise of the Option shall not be sold or otherwise transferred before the expiration of six (6) months from the date such Option is granted.



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         5.2 Optional Provisions. Non-Statutory Stock Option Agreements may
contain such other provisions not inconsistent with the Plan as the Committee, in its discretion, shall deem advisable. Without limiting the foregoing, the Committee shall specifically consider inclusion of the following terms:

         (a) That the total number of shares of stock subject to an Option be allotted in periodic installments (which may, but need not, be equal) and that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allocated to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.

         (b) The circumstances under which all or any portion of any Option previously granted and unexercised may or shall be terminated, including without limitation expiration of the Option as it may be related to termination of employment, death, disability or retirement.

         (c) The circumstances under which all or any portion of any Option granted and not yet vested may or shall have the vesting schedule accelerated or terminated.

         (d) That the shares to be received upon exercise shall be Restricted Stock and that no exercise of an Option shall be effective until a Restricted Stock Agreement has been executed with respect to such shares.

         (e) That in the event a Participant accepting a grant of Options under this Plan incurs federal, state or local income, employment or other withholding taxes applicable to the income recognized by such Participant and attributable to the Common Stock issued upon exercise of the Option, the subsequent sale of the Common Stock issued pursuant to exercise of the Option, or a lapse of the restrictions on the Restricted Stock, then at the time as may be required by law, the Company or its applicable Affiliate may provide for payment of the taxes on behalf of the Participant (or other person exercising such Option) pursuant to one or any combination of the following: (i) by an advance on behalf of Participant by the Company or such Affiliate pursuant to a repayment schedule satisfactory to the Company or such Affiliate; or (ii) by withholding from the Participant's salary, commissions or other compensation; or
(iii) by payment in whole or in part by the Company or such Affiliate.

         5.3 Prohibited Provision. No Non-Statutory Stock Option Agreement shall impose an obligation on the Optionee to exercise an Option.


                                   ARTICLE VI

                                Restricted Stock

         The Committee from time to time may award Restricted Stock to Participants under this Plan, which awards shall be evidenced by Restricted Stock Agreements. The Restricted Stock Agreements shall contain terms and provisions determined by the Committee, and consistent with this Plan.

         6.1 Mandatory Provisions. The Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement, by appropriate language, shall include the substance of all the following terms:

         (a) The number of shares of Restricted Stock to which it pertains.

         (b) The price for the issuance of the shares of Restricted Stock, which price shall be set by the Committee.

         (c) The time and medium of payment with respect for the Restricted Stock, provided that if payment is permitted to be made by Common Stock, the stock shall be valued at its Fair Market Value as of the date the payment.

         (d) The restrictions that are to be placed on the stock, which restrictions may include but need not be limited to limitations on the sale, transfer or encumbrance of the Restricted Stock, and rights of first refusal, mandatory or optional puts or calls, and forfeiture upon the occurrence of certain events.

         (e) The time, if any, when the restrictions terminate or lapse.

         (f) Unless modified by the optional provisions in Paragraph 6.2, that to the extent the Participant recognizes income attributable to the receipt of the Restricted Stock or upon subsequent lapse of the restrictions on the Restricted Stock, then at the time as may be required by law, the Participant shall pay the Company or its applicable Affiliate an amount equal to the federal, state and local withholding taxes on income so recognized at the time required by law.

         (g) That if any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, any shares received by a Participant with respect to Restricted Stock shall be subject to the same restrictions applicable to such Restricted Stock.

         6.2 Optional Provisions. The Restricted Stock Agreement may contain such other provisions not inconsistent with the Plan as the Committee in its discretion shall deem advisable. Without limiting the foregoing, the Committee shall specifically consider inclusion of the following terms:

         (a) The circumstances under which the time at which any or all of the restrictions lapse may be accelerated.

         (b) That the certificates for Restricted Stock be required to be held in escrow and be released to the shareholder only upon conditions specified by the Committee in the Restricted Stock Agreement.

         (c) That Restricted Stock be required to be placed in a voting trust or be subject to an irrevocable proxy for up to the maximum period permitted by law.

         (d) That the Participant receiving the Restricted Stock must file an election under Section 83(b) of the Code and pay the applicable taxes due upon such filing.

         (e) That in the event a Participant accepting Restricted Stock under this Plan incurs federal, state or local income, employment or other withholding taxes applicable to the income recognized by such Participant and attributable to the receipt of the Restricted Stock or upon subsequent lapse of the restrictions on the Restricted Stock, then at the time as may be required by law, the Company or its applicable Affiliate may provide for payment of the taxes on behalf of the Participant pursuant to one or any combination of the following: (i) by an advance on behalf of Participant by the Company or such Affiliate pursuant to a repayment schedule satisfactory to the Company or such Affiliate; or (ii) by withholding from the Participant's salary, commissions or other compensation; or (iii) by payment in whole or in part by the Company or such Affiliate.

                                   ARTICLE VII

                            Miscellaneous Provisions

         7.1 Right to Terminate Employment. Nothing in this Plan shall confer upon any Participant the right to be employed by the Company, or, if already employed, to continue in the employment of the Company or of any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of such Participant.

         7.2 Securities Laws. Each Benefit awarded under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject to the Plan upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any governmental authority, or
(iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Benefit or the issue or purchase of shares of Common Stock thereunder, the award of such Benefit may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained. Notwithstanding the foregoing, the Company shall not be required to register under the Securities Act any Option or any Common Stock to be issued under the Plan or pursuant to the exercise of any Option.

         7.3 Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

         7.4 Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Benefit granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or wilful misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall have offered the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

         7.5 Amendment, Modification, Suspension or Discontinuance of the
Plan. The Board, without shareholder approval, may from time to time alter, amend, suspend or terminate this Plan for the purpose of improving the effectiveness of the Plan as an incentive device, or conforming the Plan to applicable governmental regulations or to any change in applicable law or regulations, or any other purpose permitted by law; provided, however, that no such action by the Board shall adversely affect any Benefit theretofore granted under the Plan without the consent of the holder so affected; provided further, however, that the Board may not increase the number of shares of Common Stock authorized under Paragraph 3.3 of this Plan or change the employees or class of employees eligible to participate without the approval of the shareholders of the Company; and provided further, however, that the Board shall submit any amendments to the shareholders of the Company for approval to the extent necessary to maintain compliance with the requirements of Rule 16b-3 under the Exchange Act or Rule 701 under the Securities Act, and to maintain the qualification of the Incentive Stock Options that may be granted hereunder as "incentive stock options" within the meaning of Section 422 of the Code.

         7.6 Use of Proceeds. Proceeds from the sale of stock pursuant to Options or from the sale of Restricted Stock shall constitute general funds of the Company.

         7.7 Governing Law. This Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the internal laws of the State of North Carolina.

         7.8 Designation. This Plan may be referred to in other documents and instruments as the "AuctionRover.com 1999 Stock Award Plan".

                        INCENTIVE STOCK OPTION AGREEMENT

                                Pursuant to the

                             AUCTIONROVER.COM, INC.
                             1999 STOCK AWARD PLAN

         This Incentive Stock Agreement (this "Agreement"), is made and entered into as of [DATE], by and between AuctionRover.com, Inc., a North Carolina corporation (the "Company'), and [NAME], an Employee of the Company or of any Affiliate of the Company ("Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted the AuctionRover.com, Inc. 1999 Stock Award Plan (the "Plan") for the purpose of securing for the Company and its shareholders the benefit of the incentive inherent in stock ownership by the Employees of the Company and its Affiliates who are largely responsible for the Company's and its Affiliates' future growth and financial success; and

         WHEREAS, the Company desires to encourage Optionee to remain in the employment of the Company or its Affiliates and to afford Optionee the opportunity to obtain or to increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

         1. Subject to Plan. This Agreement is subject to the terms and conditions contained in the Plan, which is incorporated herein by reference. Optionee represents that Optionee has received a copy of the Plan with this Agreement. All capitalized terms used herein which are not defined in this Agreement shall have the respective meanings ascribed to them in the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control. This Agreement is subject to interpretations, amendments, rules and regulations which may from time to time be promulgated by the Committee administering the Plan and which are adopted pursuant to the Plan.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Company grants to Optionee, during the period commencing with the date of this Agreement and ending [DATE PLUS 10 YEARS], unless terminated in accordance with Paragraph 4 or accelerated or terminated in accordance with Paragraph 10 (the "Option Period"), the option to purchase from the Company (this "Option"), at a price of Fifty Cents ($.50) per share (the "Option Price"), [NUMBER (WRITTEN)] ([NUMBER (NUMERICAL)]) shares of the Company's Common Stock (the "Shares"). The Option granted herein is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's Employees and is intended to comply with the provisions of Rule 701 under the Securities Act. The Option granted herein is intended to be an "Incentive Stock Option" under Section 422 of the Code.

         3 Exercise of Option

         (a) The Option may be exercised, from time to time, during the Option Period, to purchase all or any portion of the number of Shares as follows:

                                                                      Cumulative Maximum
                                                                         Percentage of
                                                                          Shares that
         Period from Date of Grant of the Option                       May Be Purchased
         ---------------------------------------                       ----------------
         On or before [DATE], 2000                                             0%

         After [DATE],2000 but
         on or before [DATE], 2001                                            25%

         After [DATE], 2001 but
         on or before [DATE], 2002                                            50%

         After [DATE], 2002 but
         on or before [DATE], 2003                                            75%

         After [DATE], 2003.                                                 100%

         The maximum number of Shares that may be purchased during each time period specified above shall be reduced by the number of Shares purchased prior to the beginning of such period, such that the cumulative maximum for each time period is not exceeded.

         (b) Optionee may not purchase fewer than one thousand (1,000) Shares upon any single exercise of this Option, unless the number of Shares to be purchased at such time is the total number of Shares remaining subject to this Option. Any exercise of less than the total number of Shares granted under this Option shall be deemed an exercise in part, and this Option may again be exercised at such time or times determined by Optionee, provided that this Option is still exercisable at such times.

         (c) Optionee shall exercise this Option by delivering to the Secretary of the Company, on any business day, a written notice signed by Optionee which specifies the number of Shares to be purchased, together with payment of the Option Price as provided in Paragraph 5(a).

         (d) Optionee may not exercise this Option, in whole or in part, after the expiration or termination of the Option Period.

         4. Termination of Employment. The Option granted hereunder and the Option Period shall terminate upon the earlier of the end of the originally-specified Option Period or sixty (60) days after termination of Optionee's employment with the Company or an Affiliate of the Company (termination of employment meaning cessation of the employment relation between the Company and Optionee for any reason, including without limitation, termination by death, disability, retirement, for cause, without cause, voluntary or involuntary; termination shall not be deemed to have occurred if Optionee changes employment from employment with the Company or an Affiliate to employment with another Affiliate or the Company provided that Optionee is working at least fifty percent (50%) of the time for the Company or an Affiliate), unless such termination of employment is due to either disability (within the meaning of Section 22(e)(3) of the Code), or to death, in which event this Option shall terminate on the earlier of the originally-specified end of the Option Period or six (6) months following termination of Optionee's employment due to such disability or death. Notwithstanding anything to the contrary contained in this Agreement, vesting of the Option shall terminate as of the date of termination of Optionee's employment. This Option may be exercised following termination of employment only as to that number of Shares as to which it was exercisable on the date of termination of employment under the provisions of Paragraph 3(a) of this Agreement.

         5. Payment of Option Price and Related Taxes.

         (a) Optionee (or other person exercising this Option) shall make payment in full of the Option Price at the time this Option is exercised, in U.S. dollars in cash or by certified or bank check.

         (b) If and to the extent that Optionee (or other person exercising this Option) recognizes taxable income as a result of the exercise of this Option, he or she shall pay the Company an amount equal to the federal, state and local withholding taxes, if any, on income so recognized within ten (10) days of the exercise of the Option.

         6. Issuance of Shares.

         (a) Within fifteen (15) business days after receiving notice of exercise and payment of the aggregate Option Price, and subject to Optionee's
(i) payment or arrangement for payment of the applicable taxes as specified in Paragraph 5(b), and (ii) execution of the Restricted Stock Agreement pursuant to Paragraph 7, below, the Company shall issue to Optionee the number of Shares with respect to which this Option was exercised, and shall deliver to Optionee, or if applicable under the Restricted Stock Agreement, to the Escrow Agent, a certificate for such Shares. In no event shall any fractional Shares be issued under this Agreement.

         (b) Notwithstanding anything to the contrary contained in this Agreement, this Option may not be exercised if at any time the Committee determines it is necessary or desirable as a condition of, or in connection with, the issuance of the Shares that (i) the Shares be listed, registered or qualified upon any securities exchange or under any state or federal law, or
(ii) the consent or approval of any governmental authority be received. In no event may the Shares be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained on terms acceptable to the Committee. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such authority shall not have been obtained. Notwithstanding the foregoing, the Company shall not be required to register under the Securities Act any Shares to be issued pursuant to exercise of the Option.

         (c) Notwithstanding anything to the contrary contained in this Agreement, if at any time specified herein for the issuance of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other federal, state or local governmental authority having jurisdiction, shall require either the Company or Optionee to take any action in connection with the Shares then to be issued, the issuance of such Shares shall be deferred until such action shall have been taken. The Company shall be under no obligation to take such action and the Company shall have no liability whatsoever as a result of the non-issuance of such Shares as a result of not taking such action, except that in such event the Company shall refund any consideration tendered in respect of the Option Price to the Optionee.

         7. Agreements Upon Exercise. Optionee agrees, by exercising this Option, that simultaneously with each exercise of this Option, Optionee will execute a Restricted Stock Agreement, in substantially the form of Exhibit A attached hereto, which provides for certain restrictions on the transfer of the Shares, which requires the Shares to be placed in Escrow for a certain period of time and which requires that Optionee execute a Proxy in favor of the President of the Company. The Company shall not issue any Shares to Optionee until the Restricted Stock Agreement is executed. In the event Optionee fails to execute the Restricted Stock Agreement within thirty (30) days after providing notice of exercise, the Company shall return to Optionee the Option Price paid and the notice of exercise shall be deemed void.

         8. Transfer of Option. Optionee may only transfer this Option by will or by distribution through intestate succession, and no one other than Optionee may exercise this Option during Optionee's lifetime. No assignment or transfer of this Option or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever. This

Option shall terminate and be of no force or effect immediately upon any attempt to assign or transfer this Option other than by will or intestate succession.

         9. Adjustments Upon Changes in Capitalization or Mergers.

         (a) The Shares with respect to which this Option is granted are shares of the Common Stock of the Company as constituted on the date of this Agreement, but if, and whenever, prior to the delivery by the Company of all of the Shares with respect to which this Option is granted, the Company shall pay a stock dividend or effect a subdivision or combination of shares, or other capital readjustment, then (i) in the event of any increase in the number of shares of Common Stock outstanding, the number of Shares then remaining subject to this Option shall be proportionately increased (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and this Option Price payable per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, the number of Shares then remaining subject to this Option shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the Option Price payable per Share shall be proportionately increased.

         (b) Upon a merger or consolidation of the Company with or into or with one or more other corporations, or any other corporate reorganization of any form involving the Company as a party and an exchange, conversion, adjustment or other modification of the outstanding Common Stock, Optionee shall thereafter have the right, upon exercise of this Option, provided that this Option is currently exercisable and has not otherwise been terminated, to receive the kind and amount of shares of stock or other securities or property to which Optionee would have been entitled if Optionee had received Shares by exercise of this Option immediately prior to or simultaneously with such merger or consolidation or similar transaction, and the Option Price shall be adjusted accordingly. Comparable rights shall accrue to Optionee in the event of successive transactions of the type described above. These adjustments and the manner of their application shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of fractional shares.

         10. Termination and Acceleration of Option.

         (a) Anything contained herein to the contrary notwithstanding, upon a sale or transfer of all or substantially all of the assets of the Company to another corporation (other than a wholly-owned subsidiary), person or entity, or upon a distribution by the Company of its assets as a liquidating or partial liquidating dividend with respect to the Common Stock, or upon the happening of any other similar event affecting the Common Stock, then following a determination by the Board to effect or proceed with such event or transaction, the Board or the Committee, in its sole discretion and upon at least ten (10) days' written notice to the holder of all or any portion of this Option, may either (i) accelerate the exercisability of all or any portion of this Option to a date prior to the effectiveness of such event or transaction, notwithstanding any other provisions contained in this Agreement which require this Option to be outstanding for a minimum amount of time prior to exercise, or (ii) accelerate the exercisability of all or any portion of this Option, as provided in the preceding clause (i), and provide that any unexercised portion of this Option shall terminate as of the effective date of such event or transaction.

         (b) Anything contained herein to the contrary notwithstanding, upon the happening of an Initial Public Offering, then following a determination by the Board to effect or proceed with an Initial Public Offering, the Board or the Committee, in its sole discretion and upon at least ten (10) days' written notice to the holder of all or any portion of this Option, may either (i) accelerate the exercisability of all or any portion of this Option to a date prior to the effectiveness of such event or transaction, notwithstanding any other provisions contained in this Agreement which require this Option to be outstanding for a minimum amount of time prior to exercise, or (ii) accelerate the exercisability of all or any portion of this Option, as provided in the preceding clause (i), and provide that the any unexercised portion of this Option shall terminate as of the effective date of the Initial Public Offering.

         (c) Anything contained herein to the contrary notwithstanding, in the event of a merger or consolidation of the Company with or into any other corporation or organization as a result of which the holders of the voting capital stock of the Company prior to such merger or consolidation would receive or hold less than a majority of the shares of voting capital stock of the resulting or surviving corporation or organization, then, following a determination by the Board to effect or proceed with such merger or consolidation, the Option shall be accelerated such that, notwithstanding any other provisions contained in this Agreement which require this Option to be outstanding for a minimum amount of time prior to exercise, this Option shall be immediately exercisable. Further, in the event of such merger or consolidation, the Board or the Committee, upon at least ten (10) days' written notice to the holder of all or any portion of this Option, may in its sole discretion, provide that any unexercised portion of this Option outstanding as of the effective date of such merger or consolidation shall terminate.

         11. Optionee Not Shareholder. Neither Optionee, nor any person to whom an Option is permitted to be transferred, shall be deemed to be a shareholder of the Company for any purpose, or have any rights of a holder with respect to any shares covered by this Option, unless this Option shall have been exercised and the Option Price paid in the manner provided herein. Except as provided in Paragraph 9, no adjustment shall be made for dividends or other rights where the record date is prior to the date of exercise and payment.

         12. No Effect. Neither this Option nor this Agreement shall affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         13. Determination by Committee. Subject to the provisions of Paragraph 14 hereof, any dispute or disagreement which shall arise under, as a result of or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive on all persons affected thereby.

         14. Board of Directors. Until such time as the Company is a Reporting Company, the Board of Directors of the Company shall have the right, in its absolute and uncontrolled discretion, to overrule or modify any determination or interpretation made by the Committee as contemplated by Paragraph 13, and in such event the determinations or interpretations by the Board shall be final, binding and conclusive on all persons affected thereby.

         15. Amendment of the Plan. The Board of Directors may amend or modify the Plan at any time provided that no such amendment shall, without the consent of Optionee, reduce the amount of any benefit or adversely change the terms and conditions of this Agreement.

         16. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: President of the Company, at 3000 Aerial Center, Suite 160, Morrisville, North Carolina 27560, or at such other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address appearing below or at such other address as Optionee, by notice to the Company, may designate in writing from time to time.

         17. Entire Agreement; Rights and Interest. This Incentive Stock Option Agreement, including its exhibits, and the Plan pursuant to which it was issued, constitute the entire agreement of the parties with respect to the matters covered hereby, and supersede any previous agreements, whether written or oral. Each party hereby stipulates and acknowledges that there are no other understandings, expectations or agreements, either written or oral, respecting Optionee's rights and entitlements as a shareholder or Optionholder of the Company, including, without limitation, any understandings, expectations, or agreements regarding any employment, compensation or other benefits, governance of the Company or the payment of dividends, except as expressly set forth in Optionee's employment agreement with the Company, if any. Optionee hereby covenants and agrees, for Optionee and for Optionee's successors and assigns, that no such understandings, expectations or agreements which may hereafter arise shall be cognizable or enforceable unless the same shall be reduced to a writing signed by the parties to be charged.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Optionee has hereunto set Optionee's hand and seal, all on the day and year first above written.



                                                AuctionRover.com, Inc.
         (CORPORATE SEAL)

                                                --------------------------------
                                                M. Scot Wingo, President
         ATTEST:

         ---------------------------------
         Aris Antanas Buinevicius, Secretary
                                                OPTIONEE:


                                                                          (SEAL)
                                                --------------------------
                                                [NAME OF OPTIONEE]
                                                [ADDRESS]

                               Exhibit A to the Incentive Stock Option Agreement


                             AUCTIONROVER.COM, INC.
                           RESTRICTED STOCK AGREEMENT

         This Agreement, dated as of __________, ____, is made by and between AuctionRover.com, Inc., a North Carolina corporation (the "company") and _____________________ ("Employee"), an employee of the Company, with respect to ________ (_______) shares of the Company's common stock (the "Restricted Shares") which Employee has purchased pursuant to the terms of an Incentive Stock Option Agreement between the Employee and the Company dated as of _______, _______ (the "Incentive Stock Option").

         WHEREAS, the Company has agreed to sell the Restricted Shares to Employee pursuant to the terms of the Incentive Stock Option which provides, among other things, that Employee will agree to the terms of this Agreement; and

         WHEREAS, Employee wishes to purchase the Restricted Shares pursuant to the terms of the Incentive Stock Option and this Agreement;

         NOW THEREFORE, in consideration of the premises, the issuance of the Restricted Shares, and the mutual covenants and agreements set forth below, the parties hereby agree as follows:

         1. Transfer of Stock; Investment Intent. Except as otherwise provided in this Agreement, Employee shall not sell, transfer, assign, convey, pledge, encumber or in any manner dispose of the Restricted Shares, either voluntarily or involuntarily. All stock certificates evidencing the Restricted Shares shall be restricted by a legend on each certificate in substantially this form:

                  The transferring or encumbrance of the shares of stock represented by the within certificate is restricted under the terms of a Restricted Stock Agreement dated ___________, _____, a copy of which is on file at the principal office of the Company.

                  The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale, and may not be mortgaged, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such act.

         Employee understands that transfer of the Restricted Shares will not be made otherwise than in accordance with the legend and that such lack of transferability means that the economic risk of the investment may be substantial.

         Employee represents and warrants that all of the Restricted Shares are being acquired for investment and not with a view to, or with any present intention of, selling or otherwise distributing the Restricted Shares. Employee further represents that Employee is capable of evaluating the merits and risks of an investment in the Restricted Shares, has made such an evaluation and is able to bear the economic risk of an investment in the Restricted Shares indefinitely.

         2. Termination. Termination of employment shall mean cessation of the employment relation between the Company and Employee for any reason, including without limitation, termination by death, disability, retirement, for cause, without cause, voluntary or involuntary. Termination for the purposes of this Agreement only shall be the later of the date employment terminates or the date on which the Company learns of the termination; the date determined for purposes of this Agreement shall not be binding on the Company for determinations made of the termination date for other purposes. Employment shall not be deemed as terminated if Employee is working at least fifty percent (50%) of the time for the Company or an Affiliate.

         3. Option of Company Upon Termination of Employment. Upon termination of Employee's employment, as defined in Paragraph 2 above, the Company shall have an immediate and automatic option, without any action having to be taken on the part of Employee to activate the option, to purchase from Employee or Employee's estate all of the Restricted Shares obtained pursuant to this Agreement, including, without limitation, Restricted Shares acquired after termination of Employee's employment. The purchase price under this option shall be the price established in Paragraph 5.

         4. Involuntary Transfers. Upon the occurrence of the following events, the Company shall have an immediate and automatic option, without any action having to be taken on the part of Employee to activate the option, to purchase from Employee or transferee, at the price set forth in Paragraph 5, all of the Restricted Shares obtained pursuant to this Agreement:

         (a) the death of Employee, provided that if Employee dies while employed by the Company, the provisions of Paragraph 3 of this Agreement will apply;

         (b) An Event of Bankruptcy with respect to Employee defined as follows:
(1) an adjudication or order for relief by a state or federal court that such person is bankrupt or insolvent or is subject to Chapter 11 or any reorganization proceeding; or (2) filing by such person or a voluntary petition in any state or federal court to be adjudicated a bankrupt or to subject such person to Chapter 11 or any reorganization proceeding; or (3) the filing by a third party of an involuntary petition in any state or federal court to have such person adjudicated bankrupt or insolvent, or for an order for relief, or to subject such person to the provisions of Chapter 11 or any reorganization proceeding or to obtain the appointment of a receiver which is not dismissed within one hundred twenty (120) days of the date of the filing; or (4) the making by such person of a general assignment for the benefit of creditors.

         (c) An order or adjudication by any court that the spouse of Employee has acquired any right in the Restricted Shares as a result of equitable distribution rights under any applicable law or statute, including, without limitation, North Carolina General Statutes Section Section 50-21 and 50-22;

         (d) Any other event which adversely and involuntarily affects Employee's rights in the stock so that Employee would be required to transfer the Restricted Shares to a third party, and which is not otherwise provided for in this Agreement.

         5. Purchase Price. If the Company exercises its purchase rights under Paragraph 3 or 4, the price per share shall be the fair market value of the Restricted Shares on the date of the event giving rise to the transfer. The Board shall establish the fair market value, and shall not take into account the impact on the valuation of any restrictions on the Restricted Shares other than restrictions which by their terms will never lapse; and in general the Board shall value the shares at the highest of (i) one (1) times Book Value, (ii) one
(1) times Earnings, or (iii) the most recent offering price of shares sold by the Company, with such adjustments in such value as may be required to take into account events that have occurred since the date such Book Value, Earnings or offering price was last determined or other factors deemed to be material to the Board for the purposes of determining fair market value. The Board may, however, use a different valuation process upon presentation to and acceptance by the Board that such process produces a more accurate calculation of the fair market value of the Restricted Shares. For this purpose, "Book Value" shall mean the per-share net worth of the Company as of the last day of the immediately preceding fiscal year; and "Earnings' shall mean the earnings per share of the Company for the immediately preceding fiscal year, all as determined by the Company's accountants in accordance with generally accepted accounting principles applied on a consistent basis with prior periods.

         6. Exercise of Company's Option. The Company may exercise its options pursuant to Paragraphs 3 or 4 by giving Employee notice of its election within sixty (60) days of the latest of the date on which Employee's employment is terminated, an event described in Paragraph 4 occurs, or Employee acquires the Restricted Shares. The notice shall include a closing date, which date shall be within thirty (30) days of the date the notice is given. The Closing shall be at the principal office of the Company. Voting rights on the Restricted Shares shall be vested in the Company as of the date the Company gives notice of its election to exercise the option.

         At its election, the Company may pay the full amount for the Restricted Shares in cash or by check at the closing. Alternatively, the Company may pay the amount due upon such other terms as the parties shall agree, or, if no agreement is reached, by paying ten percent (10%) of the total price in cash or by check at the Closing, and by executing a promissory note for the balance. The promissory note shall provide for a payment of the balance in twelve (12) equal quarterly installments, the first installment being due on the first day of the month following the third full month after closing. The unpaid principal balance of such note shall bear interest at the prime rate of Bank of America in Charlotte, North Carolina, on the date of closing plus one percent (1%); provided, however, that the interest rate shall not be lower than the rate established by the Internal Revenue Service for the avoidance of imputed interest on such note at such time. Accrued interest shall be paid on the dates on which installments of principal are due. The Company shall have the right to prepay any portion or all of the balance due under such note at any time without penalty provided that interest is paid on the amount being prepaid.

         At the closing, Employee or Employee's legal representative (as the case may be) shall deliver to the Company the stock certificate(s) evidencing the Restricted Shares to be redeemed, properly endorsed in blank with all transfer and excise taxes paid (and, where appropriate, with stamps affixed thereto); and in the event of death, Employee's legal representative shall also deliver copies of his or her letters testamentary or authority to act on behalf of the estate and a release or tax letter from the appropriate tax authorities stating that the Restricted Shares transferred are not subject to taxes. Employee, or Employee's representative if Employee is deceased, shall warrant that the Restricted Shares transferred are free and clear of all liens, encumbrances and claims.

         7. Right of First Refusal. Employee shall not transfer any Restricted Shares to any person, firm or corporation, unless Employee shall have first made the offer to sell the Restricted Shares to the Company as described in this Paragraph 7, and such offer has not been accepted.

         If Employee finds an individual or entity who wishes to acquire the Restricted Shares (the "Offeror"), Employee shall obtain from the Offeror a written offer to purchase (the "Third-Party Offer"). The Third-Party Offer shall set forth the name of the Offeror, the number of shares to be transferred, the price per share and the other terms of the offer. Employee shall deliver a copy of the Third-Party Offer to the Company. Upon receipt of the Third-Party Offer, the Company shall, without any other action on the part of Employee, have an option to acquire the shares of stock described in the Third-Party Offer at the same price and upon the same terms and conditions as set forth in the Third-Party Offer. The Company shall have thirty (30) days after its receipt of the Third-Party Offer to elect to exercise its option to purchase the shares described in the Third-Party Offer; acceptance must be for all offered shares. If the Company elects to exercise its option, the Closing shall be in accordance with the terms of Paragraph 6. If thirty (30) days after receipt of the Third-Party Offer by the Company, the Company has not exercised its option, Employee may make a bona fide transfer to the prospective transferee named in the statement attached to the offer, but only in strict accordance with the price and terms stated therein. If Employee fails to make such transfer within 30 days following the expiration of the 30-day acceptance period described above, the Restricted Shares shall again become subject to all of the restrictions of this Agreement. Upon transfer to anyone other than the Company, the Restricted Shares in the hands of such transferee shall no longer be subject to this Agreement.

         Notwithstanding the foregoing, nothing in this Paragraph 7 shall prevent the Employee from tendering the Restricted Shares in payment of the option price for the Company's common stock upon exercise of the option granted under any stock option agreement between the Employee and the Company, if such agreement permits payment of the exercise price by tender of shares. In such event, the rights granted to the Company under this Paragraph 7 shall not apply.

         8. Encumbrance of Shares. The Restricted Shares owned by Employee may not be pledged, hypothecated or otherwise encumbered during the Escrow Period (as defined below) without the prior express written consent of the Company, which may be withheld for any reason or without reason. If Employee encumbers the Restricted Shares in violation of the foregoing, then the Company shall have an additional right to repurchase the encumbered shares at the price set forth in Paragraph 5. Such right may be exercised by giving written notice to Employee. The repurchase shall be effective upon such notice and all rights of Employee as a shareholder of the Company shall cease at such time. The closing shall be in accordance with the terms in Paragraph 6.

         9. Payment of Taxes. Employee agrees that concurrently with the execution of this Agreement, Employee will pay to the Company the amount of federal and state withholding due with respect to the Restricted Shares. The determination of the amount of withholding due shall be made by the Company and shall be binding on Employee. No stock certificates shall be delivered on behalf of Employee until the payment of the withholding due is made. If the payment is not made within five (5) days of the date that the Company gives notice to Employee of the amount due, time being of the essence, the Company shall have the option of declaring this Agreement and the offer to issue the Restricted Shares to Employee void, or the Company may arrange for withholding of all amounts due from Employee's paycheck until Employee's obligation is satisfied. In addition, Employee agrees that concurrently with the sale or other transfer of the Restricted Shares before the earlier of (2) years after the date of the grant of the option pursuant to which Employee acquired the Restricted Shares or one (1) year after the exercise of such option, Employee will pay to the company the amount of any federal and state withholding due with respect to the Restricted Shares so transferred.

         10. Irrevocable Proxy. Concurrently with the execution of this Agreement, Employee shall transfer the voting rights with respect to the Restricted Shares to the President of the Company by the execution of an irrevocable proxy in substantially the form attached as Exhibit A, to remain in effect until the restrictions on the Restricted Shares are terminated pursuant to Paragraph 13 (the "Proxy").

         11. Escrow. As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of Employee's shares upon exercise of the purchase options and right of first refusal provided for in this Agreement, Employee agrees to deliver to and deposit with an escrow agent designated by the Company ("Escrow Agent"), the certificate(s) representing the Restricted Shares, together with two (2) assignments separate from certificate duly endorsed (with date and number of shares blank) in the form attached to this Agreement as Exhibit B; said documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Employee set forth in Exhibit C attached to this Agreement, which instructions shall also be delivered to the Escrow Agent. "Escrow Period" shall mean the period beginning the date the Restricted Shares are received by the Employee and continuing to the date the restrictions on the Restricted Shares are terminated pursuant to Paragraph 13.

         12. Rights in Restricted Stock. Subject to the provisions of this Agreement, the Proxy and the Joint Escrow Instructions, Employee shall exercise all rights and privileges of a shareholder of the Company with respect to the Restricted Shares.

         13. Termination of Certain Rights and Obligations. The provisions of Paragraphs 3, 4, 7 and 8 shall terminate upon the consummation of the Company's sale of its Common Stock to the general public in an underwritten offering pursuant to a registration statement under the Securities Act of 1933, as amended, in which the net proceeds to the Company are not less than $10,000,000 (an "Initial Public Offering"). The Board of Directors of the Company shall have the right, but not the obligation, to terminate all or any selected provisions of this Agreement upon the happening of any of the following: (i) simultaneously with the sale of at least ninety-five percent (95%) of the outstanding shares of the Company to a third-party which is not a company related by ownership in any way to the Company; or (ii) simultaneously with the merger of the Company into another company which is not a company related by ownership in any way to the Company and the Company is not the surviving entity; or (iii) simultaneously with the sale of all or substantially all of the assets of the Company.

         In no event shall Employee be required or requested to perform additional services for the Company, be subject to a salary adjustment, or in any way be required or requested to provide consideration in the form of services for the cancellation of the restrictions pursuant to this Paragraph 13, it being the express intention of the Company that any such cancellation be in all respects noncompensatory.

         14. Specific Performance. Because of the unique character of the Restricted Shares, the parties to this Agreement agree that the Company and its shareholders will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning the sale or transfer of the Restricted Shares, an injunction may be issued restraining any sale or transfer pending the determination of such controversy. In the event of any controversy concerning the right of the Company to purchase or of Employee or Employee's estate to sell any of the shares, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be in addition to any other remedies which the parties may have.

         Employee agrees that in the event of any violation of this Agreement, an action may be commenced by the Company for any such preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction in the State of North Carolina or in any other court of competent jurisdiction. Employee hereby waives any objections on the grounds of improper jurisdiction or venue to the commencement of an action in the State of North Carolina and agrees that effective service of process may be made upon him by mail under the notice provisions contained in Paragraph 16(b).

         15. No Contract of Employment. Nothing contained in this Agreement shall be deemed to require the Company to continue Employee's employment. Employee shall, except as otherwise provided in Employee's employment agreement with the Company at all times be an employee-at-will of the Company and the Company may discharge Employee at any time for any reason, with or without cause, and with or without severance compensation. From time to time, the Company may distribute employee manuals or handbooks, and officers or other representatives of the Company may make written or oral statements relating to the Company's policies and procedures. Such manuals, handbooks and statements are intended only for the general guidance of employees. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Agreement.

         16. Miscellaneous.

         (a) Binding Effect. This Agreement shall be binding, not only upon the parties to this Agreement, but also on their heirs, executors, administrators, personal representatives, successors and assigns (including any transferee of a party to this Agreement); and the parties agree, for themselves and their successors, assigns and representatives to execute any instrument which may be necessary legally to give effect to the terms and conditions of this Agreement.

         (b) Notices. All notices, requests and amendments under this Agreement, shall be in writing, and notices shall be deemed to have been given when personally delivered or the next business day after being sent by overnight courier service addressed as follows: (i) if to the Company: 3000 Aerial Center, Suite 160, Morrisville,

North Carolina 27560 Attention: President, or at such other address as the Company shall designate by notice; (ii) if to Employee: to Employee's address appearing below, or at such other address as Employee shall designate by notice.

         (c) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         (d) Governing Law; Jurisdiction. This Agreement is entered into in the State of North Carolina and shall be governed by the internal laws of North Carolina. The parties hereby consent to the exclusive jurisdiction of the Superior Court of Wake County, North Carolina for purposes of adjudicating any issue hereunder.

         (e) Amendment. Neither this Agreement nor any of the terms and conditions set forth in this Agreement may be altered, or amended verbally, and any such alternation or amendment shall only be effective when reduced to writing and signed by each of the parties.

         (f) Stock Splits, etc. In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, Employee shall, as the owner of Restricted Shares subject to restrictions hereunder, be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities, shall also be imprinted with a legend as provided in Paragraph 1, be subject to the Proxy described in Paragraph 10 and be deposited with the Escrow Agent in accordance with Paragraph 11 and all provisions of this Agreement relating to restrictions and lapse of restrictions shall be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed, and such new or additional or different shares or securities shall be deemed to be "Restricted Shares" for all purposes hereof; provided, however, that if Employee shall receive rights, warrants or fractional interests in respect of any of such Restricted Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by Employee free and clear of the restrictions set forth in this Agreement.

         (g) Entire Agreement; Rights and Interest. This Agreement constitutes the entire agreement of the parties with respect to the matters covered hereby, and supersedes any previous agreements, whether written or oral. Each party hereby stipulates and acknowledges that there are no other understandings, expectations or agreements, either written or oral, respecting Employee's rights and entitlements as a shareholder of the Company, including, without limitation, any understandings, expectations, or agreements regarding any employment, compensation or other benefits, governance of the Company or the payment of dividends, except as expressly set forth in Employee's employment agreement with the Company. Further, no such understandings, expectations or agreements which may hereafter arise shall be cognizable or enforceable unless the same shall be reduced to a writing signed by the parties to be charged.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective the date and year first above written.



                                                     AuctionRover.com, Inc.



                                                     By:_______________________
                                                        Its:

                                                     ---------------------------
                                                     [NAME OF EMPLOYEE]
                                                     [ADDRESS]

                                                                      Exhibit B



                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement dated as of ______________, _____, the undersigned hereby sells, assigns, and transfers unto _________________, (_______________) shares of the
Common Stock of AuctionRover.com, Inc., a North Carolina corporation, standing in the undersigned's name on the books of said Corporation represented by Certificate No. _______ herewith, and does hereby irrevocably constitute and appoint Daniels & Daniels, P.A., attorney to transfer, solely for purposes of facilitating the exercise by the Corporation of its rights set forth in the Restricted Stock Agreement to which this Assignment is attached as Exhibit B, said stock on the books of the Corporation, with full power of substitution in the premises.


         Date:


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       (Please Print Name)


                                       -----------------------------------------
                                       Witness


                                       -----------------------------------------
                                       (Please Print Name)

                                                                       Exhibit C
                                                               to the Restricted
                                                                 Stock Agreement


                           JOINT ESCROW INSTRUCTIONS

                                     [Date]


         Daniels & Daniels, P.A.
         Post Office Box 12218
         Research Triangle Park, NC  27709

         Dear Sir or Madam:

         As escrow agent for both AuctionRover.com, Inc., a North Carolina corporation (the "Company"), and the undersigned owner of stock of the Company (the "Shareholder"), you are authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Agreement (the "Agreement"), dated as of ________, ____, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

         1. The Shareholder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock of the Company, to be held by you under these instructions and any additions to or substitutions for said certificates. The Shareholder irrevocably constitutes and appoints you his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete the transaction described in these instructions. Subject to the restrictions in the Agreement and these instructions, the Shareholder shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

         2. In the event the Company or any assignee of the Company (referred to collectively as the "Company") exercises the purchase options set forth in Paragraph 3, 4, or 8 of the Agreement, the Company shall give to the Shareholder and you a written notice in accordance with Paragraph 16 of the Agreement specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing. The Shareholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         3. In the event the Company exercises its right of first refusal pursuant to Paragraph 7 of the Agreement, the Company shall give to you and the Shareholder a written notice of the exercise, specifying the purchase price, the number of shares to be purchased, and a time for closing. The Shareholder and the Company hereby irrevocably authorize and direct you to close the transactions contemplated by such notice in accordance with the terms of the notice.

         4. At a closing pursuant to Section 2 or 3 of these Instructions, you are directed (a) to complete and date stock assignments necessary for the transfer in question, and (b) to deliver such stock assignment, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price as contemplated in the Agreement for the number of shares of stock being purchased pursuant to the exercise of the purchase option(s) being exercised. In the event the Company does not purchase all shares evidenced by the escrowed certificate, you shall also receive a new certificate for the remaining shares. In the event you have used all previously executed Assignments Separate from Certificate and a stock certificate is issued in the name of the Shareholder, the Shareholder agrees to execute two new Assignments Separate from Certificate prior to receiving any of the proceeds from the Company's exercise of its purchase option(s) or right of first refusal.

         5. If the Shareholder gives notice that he wishes to sell stock to other than the Company pursuant to Paragraph 7 of the Agreement, the Shareholder shall provide you with written notice of the third party to whom the transfer is to be made, together with a copy of the Shareholder's notice to the Company required by Paragraph 7 of the Agreement, and either a copy of a notice from the Company declining the rights of first refusal or a statement indicating that the applicable time period has passed after delivery of the notice to the Company without any response being given. You are entitled to rely on the Shareholder's representation with respect to the Company's response to the notice required by Paragraph 7 of the Agreement, and shall not be required to contact the Company to confirm this representation. If the Company fails to exercise its right of first refusal, then you are authorized, upon receipt of the specified consideration and the other documentation required by this Paragraph, to deliver to the transfer agent the stock certificate and the Assignment Separate from Certificate endorsed so as to permit the transfer agent to close the transaction on the part of the parties involved.

         6. At the end of the Escrow Period, you are authorized to deliver to the Shareholder, the stock certificates and assignments separate from certificate in your possession pursuant to this Agreement.

         7. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties.

         8. You shall be obligated only for the performance of such duties as are specifically set forth in these instructions and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do as escrow agent or as attorney-in-fact for the Shareholder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of an attorney shall be conclusive evidence of such good faith.

         9. You are expressly authorized to disregard any and all warnings given by any of the parties or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         10. You shall not be liable in any respect on account of the identity, authorities or rights of the executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for under these instructions.

         11. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these instructions or any documents deposited with you.

         12. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations under these instructions, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation. Cost of such counsel shall be reimbursed by the party (as between the Company and the Shareholder) which does not prevail.

         13. Your responsibilities as escrow agent shall terminate if you shall resign by written notice to the Shareholder and the Company. In the event of any such termination, the Company shall appoint a successor escrow agent; but failure of the Company to appoint a substitute shall not prevent your resignation at the time indicated by you.

        14. The Shareholder and Company recognize that Daniels & Daniels, P.A., the initial escrow agent, is also legal counsel to AuctionRover.com, Inc. Provided that Daniels & Daniels, P.A. resigns as Escrow Agent with respect to Employee's Restricted Shares, Employee agrees that he will not attempt to disqualify Daniels & Daniels, P.A. from representation of the Company with respect to any dispute related to the Restricted Shares. The Shareholder understands that Daniels & Daniels, P.A. is relying on this commitment by Shareholder and would not agree to serve as escrow agent unless such a commitment were first made by Shareholder.

         15. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect of these instructions, the necessary parties to these instructions shall join in furnishing such instruments.

         16. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you under these instructions, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         17. Any notice required or permitted under these instructions shall be given in writing and shall be deemed effectively given upon personal delivery or one business day after being sent by a reputable overnight courier service, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties:

                  CORPORATION:      AuctionRover.com, Inc.
                                    3000 Aerial Center, Suite 160
                                    Morrisville, NC  27560

                  SHAREHOLDER:





                  ESCROW AGENT:     Daniels & Daniels, P.A.
                                    Post Office Box 12218
                                    Research Triangle Park, NC  27709-2218
                                    Attn: Walter E. Daniels

         18. By signing these Joint Escrow Instructions, you become a party only for the purpose of the Joint Escrow Instructions; you do not thereby become a party to the Agreement.

         19. Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings assigned in the Agreement.

         20. These Joint Escrow Instructions shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Shareholder, his heirs, executors, administrators, successors and assigns.

         21. These Joint Escrow Instructions shall be construed in accordance with and governed in all respects by the laws of the State of North Carolina.

         22. These Joint Escrow Instructions set forth the entire understanding between the parties with respect to the subject matter of these instructions and may only be changed by agreement in writing executed by the parties.

         IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed these Joint Escrow Instructions as of the date first above written.

                                            AuctionRover.com, Inc.


                                            By:
                                                --------------------------------
                                                     Its:

                                            Shareholder:  [Name]


                                            ------------------------------------
                                                      (Signature)


         ACCEPTED AND AGREED TO:

         ESCROW AGENT:  Daniels & Daniels, P.A.

         By:
            ---------------------------------
         Title: